Exhibit 10.7

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

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Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

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LABORATORY SERVICES AND LICENSE AGREEMENT

(TOCAGEN AND SIEMENS)

This LABORATORY SERVICES AND LICENSE AGREEMENT (this “Agreement”), effective as of November 17, 2011 (the “Effective Date”), is made by and between Siemens Healthcare Diagnostics Inc., a California corporation having its principal place of business at 511 Benedict Avenue, Tarrytown, NY 10591, United States of America (“Siemens”) and Tocagen Inc., a corporation organized under the laws of Delaware and having its principal place of business at 3030 Bunker Hill Street, Suite 230, San Diego, CA 92109, United States of America (“Tocagen”). Siemens and Tocagen may be individually referred to as a “Party” or collectively as the “Parties” under this Agreement.

RECITALS

WHEREAS, Tocagen is a biopharmaceutical company pursuing the discovery, development and commercialization of products for the treatment of cancer;

WHEREAS, Siemens operates a clinical laboratory located in Berkeley, California (the “Laboratory”) that holds accreditation under the Department of Health and Human Services Clinical Laboratory Improvement Act of 1988, as amended (“CLIA”), and is engaged in the business of developing and performing laboratory-developed tests (LDT’s);

WHEREAS, Tocagen desires to engage Siemens (i) to develop and perform certain in vitro diagnostic assays in connection with the Tocagen Trials of its cancer therapy Toca 511 and Toca FC, (ii) concurrently and/or thereafter, to further develop, obtain FDA approval for, and perform one or more of such in vitro diagnostic assays as companion diagnostics for Toca 511 and Toca FC after Toca 511 and Toca FC have received marketing approval from the FDA, and (iii) following FDA approval of such in vitro diagnostic assay as a companion diagnostic, to perform such in vitro diagnostic assays as necessary in connection with post-marketing clinical trials of Toca 511 and Toca FC; in each case, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

Capitalized terms used in this Agreement shall, unless otherwise indicated, have the meanings set forth below:

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1.1 “Affiliate” or “Affiliated” means, with respect to a Party, any other person or business entity which directly or indirectly controls, is controlled by, or is under common control with, such Party. As used in this definition of “Affiliate,” the term “control” shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such business entity or having the power to govern, to determine the financial and operating policies, or to appoint the management of such business entity.

1.2 “Alliance Manager” has the meaning assigned to such term in Section 2.1.

1.3 “Approved IVD Product” means a Commercial IVD Product that has received Marketing Approval for clinical use in the Field in the Territory and is required or recommended as a companion diagnostic in the approved labeling for a Tocagen Product.

1.4 “Approved LDT” means a Commercial LDT that has received Marketing Approval for clinical use in the Field in the Territory and is required or recommended as a companion diagnostic in the approved labeling for a Tocagen Product.

1.5 “Approved Product” means an Approved LDT or an Approved IVD Product.

1.6 “Assays” means Clinical Assays, Designated Assays and Commercial Products.

1.7 “BLA/NDA” means a Biologics License Application, as described in 21 C.F.R. 601, et seq., or any successor application thereto, or a New Drug Application, as defined in 21 C.F.R. 314, et seq., or any successor application thereto; including, in each case, amendments or supplements thereto.

1.8 “Clinical Assay” means an in vitro diagnostic assay performed at the Laboratory in connection with a Tocagen Trial, which assay has not received Marketing Approval.

1.9 “Commercial Development Plan” means the written plan to be developed by the Parties for development of the Designated Assays into the Commercial LDTs.

1.10 “Commercial Development Program” shall mean the activities contemplated by Sections 5.2 and 5.3 hereof, as more fully described in the Commercial Development Plan. The Commercial Development Program will be conducted in accordance with the Commercial Development Plan.

1.11 “Commercial IVD Product” means an in vitro diagnostic (IVD) kit or product comprising the means to perform a Designated Assay as a companion diagnostic for a Tocagen Product, which kit or product would, after receipt of Marketing Approval, be sold to Third Party customers for end use.

1.12 “Commercial LDT” means a Designated Assay that would, after receipt of Marketing Approval, be performed at the Laboratory as a companion diagnostic for a Tocagen Product on behalf of Third Party customers as a commercial service offering.

1.13 “Commercial Product” means a Commercial LDT or a Commercial IVD Product.

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1.14 “Commercial Testing” has the meaning provided in Section 6.3(c).

1.15 “Commercially Reasonable Efforts” shall mean efforts and resources that would normally be used by a Party with respect to an item owned or being developed by it for commercial or other use which is of a similar market potential at a similar stage in its development or product life, taking into account matters of safety and efficacy; product profile; the competitiveness of the marketplace; the proprietary position of the product; the regulatory structure involved; the profitability of the applicable products; the value of the royalty payments to which such party may be entitled under this Agreement; and other relevant factors.

1.16 “Confidential Information” means information that relates to a Product or its development, manufacture, testing, Marketing Approval, pricing, marketing, sale or support, or other proprietary, confidential, or commercially sensitive information of a Party, which is disclosed to the other Party, including, but not limited to, technical, financial and business information, samples of compounds, the structure or chemical identity of compounds, the properties and utilities of compounds, manufacturing procedures, vendor relationships (including the terms thereof), manufacturing processes, manufacturing equipment, quality control procedures, methods or uses, and quality control standards.

1.17 “Designated Assays” has the meaning assigned thereto in Section 5.1 of this Agreement.

1.18 “Diagnostics Joint Invention” means a Joint Invention that is neither a Tocagen Technology Joint Invention nor a Pharma Invention.

1.19 “Existing Assay” means any of the existing assays identified in Schedule 1.19 attached to this Agreement, as such Schedule may be amended from time to time by mutual written agreement of the Parties.

1.20 “Ex-US Diagnostics Partner” means any Third Party to which Tocagen grants a license or other rights to develop or commercialize, outside the Territory, any Assay, Approved Product, or other in vitro diagnostic assay intended for use as a companion diagnostic for Tocagen Product or Other Tocagen Product.

1.21 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.22 “Field” means primary brain cancer in humans, subject to Section 5.5(b).

1.23 “First Commercial Sale” means:

(a) in the case of an Approved Product, the first sale for end use or consumption of such Approved Product in the Territory following the later of (i) Marketing Approval of such Approved Product for use as a companion diagnostic with a Tocagen Product, and (ii) Marketing Approval of such Tocagen Product; or

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(b) in the case of a Tocagen Product, the first sale for end use or consumption of such Tocagen Product in the Territory following Marketing Approval of such Tocagen Product.

Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the applicable Approved Product or Tocagen Product.

1.24 “Invention” means any conception, reduction to practice, discovery or invention, whether or not patentable, made by a Party or jointly by the Parties during the Term in performing the Trial Development Program, the Commercial Development Program (including performance of the Laboratory Services), or Commercial Testing.

1.25 “Joint Invention” means any Invention as to which at least one employee or consultant of Siemens and at least one employee or consultant of Tocagen are inventors (such inventorship to be determined in accordance with U.S. patent laws).

1.26 “Laboratory Services” has the meaning assigned to such term in Section 4.1 of this Agreement.

1.27 “Marketing Approval” means:

(a) in the case of a Designated Assay, receipt from the FDA of such authorization, approval or clearance as is legally required to market and sell such Designated Assay for clinical use in the Field in the Territory as a companion diagnostic for a Tocagen Product, any such authorization, approval or clearance that is limited to performance of such Designated Assay at the Laboratory being referred to herein as “LDT Marketing Approval” and any such approval, authorization or clearance that authorizes the sale to Third Parties of the means to perform such Designated Assay being referred to herein as “IVD Marketing Approval”; and

(b) in the case of a Tocagen Product, FDA approval of a BLA/NDA for a Tocagen Product.

1.28 “Net Assay Revenue” means the gross amounts invoiced from the sale of the performance of Approved LDTs by Siemens for an independent Third Party in a bona-fide, arms-length transaction, after deducting (to the extent actually incurred and to the extent not already deducted in the amount invoiced): […***…].

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1.29 “Net Product Sales” means the aggregate gross invoice price of (a) Approved IVD Products sold by Siemens, its Affiliates and its or their licensees, and (b) Tocagen Products sold by Tocagen, its Affiliates and its or their licensees, in each case, in the Territory to independent Third Parties in bona-fide, arm’s-length transactions, less the following amounts actually incurred, allowed or taken by such Party, its Affiliates or such licensees (to the extent attributable to the applicable Product and to the extent not already deducted in the amount invoiced): […***…]. Products used in commercially reasonable quantities for promotional or sampling purposes by a Party for which such Party receives no consideration, Products used in preclinical studies or clinical trials, and Products used in limited numbers in compassionate use programs shall not be considered in determining Net Product Sales.

1.30 “Other Tocagen Product” means any therapeutic product (other than a Tocagen Product) that is based on Tocagen’s retroviral technology and/or Tocagen’s cytosine deaminase technology.

1.31 “Pharma Invention” means any Invention, regardless of inventorship, that relates to the composition of matter or any formulation of, or any method of discovering, making or using, a Tocagen Product or Other Tocagen Product.

1.32 “Pivotal Trial” has the meaning assigned to such term in Section 4.9.

1.33 “Product” means any Commercial IVD Product or Tocagen Product.

1.34 “Program” means all of the activities of the Parties pursuant to this Agreement, including, without limitation, the Trial Development Program, the Laboratory Services, the Commercial Development Program and commercialization of the Commercial LDTs and Tocagen Products.

1.35 “Sample” means a patient sample obtained by or on behalf of Tocagen from a Tocagen Trial participant pursuant to the protocol for such Tocagen Trial and provided to Siemens for testing using the applicable Assays.

1.36 “Siemens Licensed IP” means: (a) all Inventions made solely by Siemens or its Affiliates (other than Pharma Inventions and Tocagen Technology Joint Inventions); and (b) all intellectual property rights in any of the foregoing.

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1.37 “Term” shall have the meaning set forth in Section 9.1.

1.38 “Territory” means the United States of America.

1.39 “Third Party” means any entity other than Tocagen or Siemens or an Affiliate of either of them.

1.40 “Tocagen Licensed IP” means: (a) all technology owned or controlled by Tocagen as of the Effective Date or during the Term that is necessary or useful for the development, manufacture or use of Clinical Assays, Designated Assays or Commercial Products or for the development, manufacture, use or commercialization of Approved Products, including, without limitation, Tocagen Technology Joint Inventions; and (b) all intellectual property rights in any of the foregoing.

1.41 “Tocagen Product” means Toca 511 and/or Toca FC, each as defined below:

(a) “Toca 511” means Tocagen’s proprietary gene therapy product candidate known as Toca 511.

(b) “Toca FC” means any Tocagen product containing 5-FC (flucytosine).

1.42 “Tocagen Technology Joint Invention” means any Joint Invention that relates or is directed to any diagnostic assay for use with a Tocagen Product or Other Tocagen Product, but excluding any Pharma Invention.

1.43 “Tocagen Trial” means a Pre-Approval Trial or a Post-Marketing Trial, each as defined below:

(a) “Pre-Approval Trial” means any Phase 1, Phase 2 or Phase 3 clinical trial of a Tocagen Product in the Field that is conducted during the Term and the protocol for which expressly contemplates testing of trial subjects using an in vitro diagnostic assay as a companion diagnostic.

(b) “Post-Marketing Trial” means any post-marketing clinical trial of a Tocagen Product in the Field that is conducted during the Term and the protocol for which expressly contemplates testing of trial subjects using an in vitro diagnostic assay as a companion diagnostic.

1.44 “Trial Development Plan” means the written plan, the initial representative outline of which is attached as Exhibit A, established pursuant to Section 3.3 providing, as updated by mutual agreement of the Parties from time to time, for development of the Existing Assays into Commercial Products for use as companion diagnostics with Tocagen Products in the Field, which plan shall include a protocol for the performance of the Clinical Assays by Siemens in connection with the Tocagen Trials.

1.45 “Trial Development Program” means the activities contemplated by Section 3.3 hereof, as more fully described in the Trial Development Plan. The Trial Development Program will be conducted in accordance with the Trial Development Plan.

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1.46 “US Co-Exclusive Diagnostics Partner” has the meaning provided in Section 6.5.

2. CONDUCT OF PROGRAM

2.1 Alliance Managers. Tocagen and Siemens each shall appoint an individual (an “Alliance Manager”) to coordinate, and to be the primary contact between the Parties with respect to, the Trial Development Program and the Commercial Development Program. Each Party shall notify the other Party within […***…] days after the Effective Date of the appointment of its Alliance Manager and shall notify the other Party as soon as practicable upon changing this appointment.

2.2 Program Meetings. The Parties shall meet regularly (in person or by video, telephone or web conference) to review the performance by each Party of its responsibilities under this Agreement. It is expected that program review meetings will take place at least quarterly. Subjects for discussion at such meetings shall include, but not be limited to, the subjects listed on Schedule 2.2 hereto.

2.3 Commercially Reasonable Efforts. Each Party shall use Commercially Reasonable Efforts to accomplish the tasks assigned to it under this Agreement, the Trial Development Plan and the Commercial Development Plan, in each case using reasonable good faith efforts to do so within the time schedule set forth in the applicable document.

2.4 Costs Borne by Parties. During the Term, Siemens shall reimburse Tocagen for […***…]% ([…***…] percent) of the costs and expenses incurred by Tocagen for the prosecution and maintenance of the patents and patent applications covering the Existing Assays, Clinical Assays, Designated Assays, Commercial Products and Approved Products, as applicable, up to a maximum reimbursement in any Siemens fiscal year of $[…***…] ([…***…] Dollars). Siemens shall reimburse Tocagen for such costs and expenses within […***…] days of receipt of an invoice therefor. Tocagen shall promptly furnish such supporting documentation for such expenses as Siemens may reasonably request. Except as otherwise expressly provided in this Agreement, the Trial Development Plan and the Commercial Development Plan, each Party will bear its own costs in performing the tasks it is required to perform in accordance with the Trial Development Plan and the Commercial Development Plan.

3. TRANSFER OF EXISTING ASSAYS AND DEVELOPMENT OF CLINICAL ASSAYS

3.1 Assay Transfer. Promptly following the Effective Date, Tocagen will provide to Siemens the detailed specifications, design control histories and materials for the Existing Assays. Following the completion of the technology transfer and during the Term, Siemens shall maintain design control with respect to the Clinical Assays.

3.2 Training. Tocagen will provide on-site training as required at the Laboratory to enable Siemens to perform the Existing Assays.

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3.3 Development. Tocagen and Siemens will collaborate in the attempt to develop Clinical Assays to be used as companion diagnostics for the Tocagen Products. Following completion of transfer of the Existing Assays to Siemens, Siemens shall submit to Tocagen a draft Trial Development Plan. The final Trial Development Plan shall be subject to mutual agreement of the Parties and shall be signed by the Chief Executive Officer or Chief Financial Officer of Tocagen and the Chief Executive Officer or Chief Financial Officer of Siemens MM Business Unit (or another Siemens officer with equivalent authority). Each party will conduct its responsibilities under the Trial Development Plan in a timely, competent and professional manner and in compliance with applicable law and will use Commercially Reasonable Efforts to complete its responsibilities according to the timeframes, budgets and schedules listed in the Trial Development Plan. The Trial Development Plan shall include at least the following:

(a) Sample and data workflow and disclosure to Tocagen of all results of Laboratory Services;

(b) Timelines and formats for reporting results;

(c) Validation reports and technical protocols for the Clinical Assays;

(d) Reagent manufacturing plans, including qualified vendors, and timelines;

(e) Storage of retention vials of Samples by Siemens (including storage conditions) and access thereto by Tocagen;

(f) Provision by Tocagen of information regarding the assay materials identified in Schedule 3.3(f) attached hereto; and

(g) The portion of the protocol for each Tocagen Trial that is relevant to the provision of the Laboratory Services.

4. LABORATORY SERVICES FOR TRIALS

4.1 Laboratory Services; Number of Samples. Siemens shall (a) test Samples from each Pre-Approval Trial using the Clinical Assays specified in the protocol for such Pre- Approval Trial, (b) test Samples from each Post-Marketing Trial using the Clinical Assays, Designated Assay(s), Commercial Product(s) and/or Approved Product(s) specified in the protocol for such Post-Marketing Trial, and (c) perform ancillary services in connection with the foregoing testing (collectively, the “Laboratory Services”), each as described in the Trial Development Plan. It is specifically understood and agreed that the Clinical Assays are for investigational purposes. The expected number of tests to be performed with each type of Clinical Assay is set forth on Schedule 4.1 hereto, and the maximum number of tests required to be performed by Siemens with each such type of Clinical Assay shall not exceed […***…] percent ([…***…]%) of such expected number for such type of Clinical Assay.

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4.2 Protected Health Information. Neither Party shall provide any patient-identifiable information to the other Party in connection with any Tocagen Trial, except as expressly contemplated by the protocol for such Tocagen Trial, and Siemens shall not provide any patient-identifiable information to Tocagen in connection with clinical test services provided by Siemens to Third Parties. Each of Siemens and Tocagen covenants that it will respect and abide by all federal, state and local laws pertaining to confidentiality and disclosure with regard to all information or records obtained in the course of performing the Tocagen Trials or the Laboratory Services and shall permit access to such information or records only as authorized by law, including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”) regulations (45 C.F.R. Parts 160 and 164) as to the protection and security of protected health information.

4.3 IRB Approval. Tocagen’s principal investigators for the Tocagen Trials shall be responsible for determining whether study information must be submitted to and approved by an appropriate Institutional Review Board (“IRB”), obtaining IRB review and approval if necessary and implementing IRB requirements, if any, relating to informed consent in connection with the performance by Siemens of the Laboratory Services. If an IRB raises any issues concerning the Laboratory Services, Tocagen shall promptly notify Siemens and work with Siemens and Tocagen’s principal investigators to resolve those issues. Tocagen shall submit all IRB approvals applicable to Laboratory Services and related documentation to Siemens for its review and records.

4.4 Compliance. Siemens shall conduct the Laboratory Services for each Tocagen Trial in accordance with the Trial Development Plan (including the portions of the protocol for such Tocagen Trial included in the Trial Development Plan) and in compliance with all applicable laws, rules, regulations and guidelines, including applicable FDA regulations, applicable quality system regulations as defined by 21 C.F.R. Part 820, and if applicable, current Good Laboratory Practices (21 C.F.R. Part 58) and current Good Clinical Practices. Siemens shall at all times during the Term maintain the CLIA accreditation of the Laboratory and each other facility where Laboratory Services are performed. Siemens will notify Tocagen of any planned or unplanned audits or inspections by regulatory or accreditation agencies and the results thereof within […***…] business days of such audits or inspections. In addition, if at any time during the Term, Siemens’ strategy to pursue “LDT Marketing Approval” is rejected by the FDA or the FDA otherwise requires that Siemens change such strategy, Siemens shall provide Tocagen with prompt written notice thereof, which shall in no event be more than […***…] business days from learning of such rejection or required change, and the Parties shall promptly discuss in good faith and attempt to mutually agree as to whether or not Siemens will seek IVD Marketing Approval of the Designated Assays. Should the Parties be unable to reach mutual agreement regarding regulatory strategy within
[…***…] business days of such notice, then either Party may terminate this Agreement upon written notice to the other Party, provided that, notwithstanding such termination by either Party, Siemens shall continue to provide the Laboratory Services for any Pre-Approval Trial the protocol for which has been submitted to FDA until the conclusion of such Pre-Approval Trial.

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4.5 Record-Keeping. The Parties will maintain durable records, including backup files, of all data accumulated during the performance of, and in connection with, the Laboratory Services. Such records shall be maintained where necessary for submission to regulatory authorities and made available to the other Party and its authorized representatives for a period of at least […***…] following expiration or termination of this Agreement, or a longer period if required by law or regulation or either Party notifies the other in writing of such longer period. Following the retention period described above, neither party will destroy the records without first giving the other party prior written notice and the opportunity to further store the records at such party’s expense. Such records shall also be made available, as required by law, regulation, this Agreement, or any applicable clinical trial protocol, to competent health regulatory agencies, e.g., the FDA. Each Party shall notify the other Party promptly upon receipt of a request by a health regulatory agency to inspect the records.

4.6 Results. All data generated by Siemens or its employees, agents, consultants, or other representatives in the course of performing the Laboratory Services, whether in written, graphic or electronic form or contained in any computer database or in any computer readable form (collectively, the “Results”), will be co-owned by Tocagen and Siemens. Siemens shall record, or cause to be recorded, all Results in a timely, accurate and complete manner. All Results collected shall be delivered to Tocagen by Siemens in a timely manner throughout the performance of Laboratory Services. Subject to Section 8 hereof, Tocagen shall have the right to review, publish, disclose and use any Results as Tocagen, in its sole discretion, deems appropriate, including, without limitation, in submission to the FDA or any foreign regulatory authority. Subject to Section 8 hereof, Siemens shall have the right to use any Results in submission to the FDA with respect to any Designated Assay as contemplated by the Trial Development Plan and the Commercial Development Plan or as otherwise mutually agreed by the Parties in writing. Any copyrightable work created in connection with the performance of the Services and contained in or relating to the Results will be considered a work made for hire, whether published or unpublished, and all rights therein will be the joint property of Tocagen and Siemens as co-authors and co-owners of copyright in such work.

4.7 FDA Requirements for Submissions. Each Party understands and agrees that if the Samples are intended to be used in connection with a submission to the FDA to obtain or maintain Marketing Approval of a Designated Assay, Commercial Product, Approved Product or Tocagen Product, the submitting Party must comply with applicable FDA regulations and requirements, including obtaining certain financial disclosure information from investigators and making certain disclosures with respect to certain financial arrangements between investigators and the submitting Party. Each Party agrees to cooperate fully with the other Party in complying with all such regulations, and agree(s) to fully and truthfully disclose any required information pursuant to such regulations.

4.8 Information Access for Regulators. It is understood and agreed that the FDA or other health authorities may require access to information regarding Tocagen Trials or Laboratory Services for the purposes of Sample collection by Tocagen, for purposes of obtaining or maintaining Marketing Approvals and for purposes of satisfying FDA or other health authority reporting requirements. Each of Tocagen and Siemens agree to take all necessary steps and actions to ensure such access pursuant to any applicable laws and regulations.

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4.9 Diligence. The Parties acknowledge that Tocagen expects to commence registration trial(s) of the Tocagen Product in the Field […***…] (the “Pivotal Trial”) which Tocagen believes will require the use of a companion diagnostic assay. Accordingly, Siemens will use Commercially Reasonable Efforts to have available prior to the start of the Pivotal Trial Clinical Assays to support the performance of the Pivotal Trial with expected analytical performance characteristics. However, it is possible that Tocagen will be ready to initiate the Pivotal Trial earlier than expected. Accordingly, and notwithstanding the exclusivity of the license granted to Siemens pursuant to Section 6.3(a), Tocagen shall have the right to initiate the Pivotal Trial prior to availability of the Clinical Assay(s), in which event Tocagen may use a Third Party provider of laboratory testing services to perform the Existing Assays for the Pivotal Trial until such time as the Clinical Assay(s) are available. When the Clinical Assay(s) become available, Tocagen shall, as promptly as reasonably practicable (taking into account applicable regulatory requirements, patient safety, and the need to avoid any disruption of the Pivotal Trial), initiate an orderly transition of testing services for the Pivotal Trial to Siemens. For the avoidance of doubt, Tocagen’s use of a Third Party to perform the Existing Assays for the Pivotal Trial as contemplated by this Section 4.9 shall be without prejudice to Siemens’ right to receive royalties in accordance with Section 7.3.

4.10 Rights of Cross-Reference. Siemens hereby:

(a) grants to Tocagen, its Affiliates, and its licensees with respect to Tocagen Products, the right to cross-reference Siemens’ regulatory submissions and approvals pertaining to any Assay or Approved Product (the “Siemens Regulatory Filings”) for the purpose of obtaining and maintaining regulatory approvals with respect to Tocagen Products and Other Tocagen Products anywhere in the world;

(b) grants to Tocagen, its Affiliates, and its Ex-US Diagnostics Partners the right to cross-reference the Siemens Regulatory Filings for the purpose of obtaining and maintaining regulatory approvals outside the Territory with respect to any Assay, Approved Product, or other in vitro diagnostic assay intended for use as a companion diagnostic for any Tocagen Product or Other Tocagen Product; and

(c) grants to Tocagen, its Affiliates and the US Co-Exclusive Diagnostics Partner (if any) the right to cross-reference the Siemens Regulatory Filings for the purpose of obtaining and maintaining regulatory approvals in the Territory with respect to any in vitro diagnostic assay developed outside of the Trial Development Program and Commercial Development Program and intended for use as a companion diagnostic for any Tocagen Product or Other Tocagen Product in the Territory; provided, however, that the grant of rights under this subparagraph (c) shall be effective only if and to the extent that FDA requires that Tocagen, any of its Affiliates or the US Co-Exclusive Diagnostics Partner cross-reference the Siemens Regulatory Filings.

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Within […***…] business days after Tocagen’s written request, Siemens shall deliver to Tocagen for filing with FDA or any foreign regulatory authority designated by Tocagen such authorization letters as Tocagen deems necessary for the foregoing purposes, which shall be in substantially the form attached hereto as Schedule 4.10, subject to such modifications as may be required by applicable law; provided, however, that if Tocagen proposes any material modifications to such form, Siemens shall be entitled to an additional […***…] business days for review and approval of the modified form; and provided, further, that Tocagen shall be responsible for obtaining any notarization, legalization or apostille that may be required for filing of any authorization letter with a foreign regulatory authority.

4.11 Assay Performance Comparison Program. If, subject to Tocagen’s compliance with Sections 5.4, 5.5(a) and/or 6.5, as applicable, Tocagen grants one or more Third Parties a license under Tocagen Licensed IP to commercialize in vitro diagnostics products as companion diagnostics for any Tocagen Product, then, at Tocagen’s written request, Siemens agrees to participate in a reasonable and customary program of method comparability/equivalence testing with such other Third Party licensees.

5. COMMERCIAL DEVELOPMENT

5.1 Commercial Development Plan. From time to time, as necessary, the Parties shall negotiate in good faith, mutually agree upon, and implement the Commercial Development Plan, including designation of the assays to be developed as Commercial Products (“Designated Assays”). The final Commercial Development Plan shall be subject to mutual agreement of the Parties and shall be signed by the Chief Executive Officer or Chief Financial Officer of Tocagen and the Chief Executive Officer or Chief Financial Officer of Siemens MM Business Unit. It is expected that the Designated Assays will be a subset of the Clinical Assays.

5.2 Siemens Responsibilities. Siemens shall have the following responsibilities under the Commercial Development Plan:

(a) Siemens will perform all research and development and validation work necessary to develop the Designated Assays into Commercial Products.

(b) Siemens shall hold and maintain the assigned elements of the design history file (“DHF”) containing the development and all changes to the Commercial Product in accordance with 21 C.F.R. 820.30 and ISO 13485:2003 requirements. Design documents intended for DHF or regulatory submission as determined by Quality Assurance from both Parties must include Tocagen quality approval signatures. Siemens shall make all elements of the DHF held by Siemens available to Tocagen for inspection upon request. Any observed deviation shall be reviewed at program review meetings and corrected as required to the extent agreed by the Alliance Managers before transfer of the DHF material to Tocagen

(c) Siemens will make or have made materials and/or reagents for validation of Commercial Products and Approved Products. Materials and/or reagents must be procured from Siemens’ qualified vendors, and new lot numbers must be qualified before being put into use. Each batch/lot of material procured by Siemens must meet the

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approved specifications for that material, and Siemens shall provide to Tocagen a reference standard from each such batch. Documentation of that compliance is required for production and release of reagents that are used in the Commercial Products and Approved Products. Siemens may rely on its suppliers to meet specifications where such suppliers provide evidence of conformity. Unless otherwise agreed in writing, Siemens shall perform all quality control testing for Commercial IVD Products and Approved IVD Products according to test methods and acceptance criteria agreed with Tocagen.

(d) Siemens will establish Third-Party billing processes and infrastructure.

(e) Siemens will determine the use of existing CPT codes or apply for a new Local Coverage Decision for reimbursement of the Commercial Products and develop a strategy to ensure maximal coverage for and market access to the Approved Products including any necessary Health Economics Outcomes Research (“HEOR”) to demonstrate utility and cost effectiveness of the Commercial Products.

(f) Siemens will use Commercially Reasonable Efforts to seek and obtain Marketing Approval in the Territory for the Designated Assays in accordance with the Commercial Development Plan and shall have the right to use and cross-reference such Tocagen clinical data regarding the Tocagen Product as is necessary for regulatory submissions with respect to Commercial Products and Approved Products in the Territory.

(g) To the extent legally permissible and consistent with any program established to comply with regulatory reporting requirements, Siemens through the Laboratory will offer testing services using the Approved Products and will bill patients and/or insurers for the performance of such testing services.

(h) Siemens will not sell any Commercial Product developed under this Agreement prior to the First Commercial Sale of a Tocagen Product, without Tocagen’s prior written consent. In the event Tocagen consents to such a sale, the Parties shall negotiate in good faith and agree upon payments due to Tocagen for the sale of such assays.

(i) Subject to Section 4.9, upon the commencement of Tocagen’s Pivotal Trial, Siemens will be prepared to conduct the Designated Assays to support the Pivotal Trial and subsequent data submissions to the FDA as necessary for Marketing Approval of Tocagen Products.

5.3 Tocagen Responsibilities. Tocagen shall have the following responsibilities under the Commercial Development Plan:

(a) Once the regulatory strategy in the Commercial Development Plan is acceptable to FDA, Tocagen will use Commercially Reasonable Efforts to pursue Marketing Approval of Tocagen Products.

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(b) Tocagen will develop marketing materials for any Tocagen Product that has received Marketing Approval that include, to the extent legally permissible and commercially reasonable, information regarding the Approved LDT’s and how to submit samples and orders to Siemens for such Approved LDT’s.

5.4 Ex-US Agreement. In the event that an Assay is required to be performed in one or more jurisdiction(s) outside the Territory in connection with the Tocagen Trials or otherwise in connection with the commercialization of a Tocagen Product in the Field in such jurisdiction(s), the Parties will discuss in good faith to reach an agreement applicable to such jurisdiction(s) between Tocagen and one or more of Siemens’ Affiliates operating qualified facilities in such jurisdiction(s). If, after a period of […***…] days, an agreement has not been reached, Tocagen may at its sole discretion undertake the necessary activities itself or initiate alternative partnership(s) with one or more Third Parties in such jurisdiction(s) on such terms as Tocagen, in its sole discretion, deems appropriate.

5.5 Right of First Negotiation for Additional Indications.

(a) During the Term, if Tocagen proposes to pursue partnership or collaboration with one or more Third Parties for the development and commercialization of companion diagnostics for Tocagen Product for any human indication outside the Field (each an “Additional Indication”) in the Territory, then before entering into an agreement with any Third Party regarding such partnership or collaboration, Tocagen shall notify Siemens in writing of such intent, which notice shall identify the Additional Indication. During the […***…]-day period following Siemens’ receipt of such notice, Tocagen shall, and it hereby does, grant to Siemens an exclusive right of first negotiation to enter into such partnership or collaboration for an Additional Indication in the Territory. Siemens may exercise such right of first negotiation upon written notice to Tocagen given at any time prior to the expiration of such […***…]-day period. In the event of such exercise, the Parties shall negotiate in good faith for up to an additional […***…] days regarding the consideration and other terms pursuant to which Tocagen would enter into such partnership or collaboration with Siemens for an Additional Indication in the Territory, and such exclusive right shall automatically be extended until the end of such […***…]-day negotiation period. If Siemens fails to exercise its right of first negotiation for an Additional Indication by the expiration of the […***…]-day notice period, or if Siemens timely exercises such right for an Additional Indication but the Parties fail to enter into a definitive agreement for such Additional Indication by the end of such […***…]-day negotiation period, then, in each case, such Additional Indication shall be deemed a “Waived Indication” for purposes of this Section 5.5, and Tocagen shall be free to negotiate with Third Parties and to enter into an agreement with any such Third Party for such Waived Indication in the Territory.

(b) If, during the Term and prior to initiation of the Pivotal Trial, Tocagen determines to postpone or cancel development of companion diagnostics for Tocagen Product in the Field in the Territory in favor of the development of companion diagnostics for Tocagen Product for an Additional Indication (other than a Waived Indication) in the Territory, then Tocagen shall notify Siemens in writing of such determination, which notice shall identify the Additional Indication. During the […***…]-day period following Siemens’ receipt of such

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notice, Siemens shall have the right to substitute such Additional Indication for primary brain cancer for purposes of the definition of the “Field” hereunder. Siemens may exercise such right of substitution upon written notice to Tocagen given at any time prior to the expiration of such […***…]-day period, and upon such exercise the “Field” shall be deemed to mean such Additional Indication, instead of primary brain cancer.

5.6 No Commitment to Certain Activities. Notwithstanding the provisions of Section 5.2, Tocagen acknowledges that as of the date hereof Siemens has no commitment to carry out the activities contemplated by paragraphs (d), (e) and (g) of said Section 5.2. If Siemens does not commit to carry out such activities by July 1, 2012, then Tocagen shall have the right to terminate this Agreement as provided in Section 9.4(b).

6. INTELLECTUAL PROPERTY

6.1 Tocagen Product Rights. Notwithstanding any other provision of this Agreement to the contrary, Siemens acknowledges that: (a) as between the Parties, the Tocagen Products and Other Tocagen Products are proprietary to Tocagen; (b) as between the Parties, Tocagen shall at all times be and remain the sole and exclusive owner of all right, title and interest in each Tocagen Product and Other Tocagen Product (including, without limitation, the composition or formulation of, or any method of discovering, making or using, any Tocagen Product or Other Tocagen Product, or any derivative thereof), including all patent and other intellectual property rights therein; (c) Siemens shall not acquire, by virtue of this Agreement or any activities contemplated hereby, any right, title, license or other interest in any Tocagen Product or Other Tocagen Product (including, without limitation, the composition or formulation of, or any method of discovering, making or using, any Tocagen Product or Other Tocagen Product, or any derivative thereof), or under any patent or other intellectual property rights controlled by Tocagen with respect to any of the foregoing; and (d) Tocagen shall at all times be free to use and dispose of rights to any Tocagen Product or Other Tocagen Product for any purpose without obligation to Siemens (other than Tocagen’s royalty obligations under Section 7.4).

6.2 Ownership of Program IP. Ownership of Inventions shall follow inventorship, as determined in accordance with U.S. patent law (i.e., a Party shall solely own Inventions made solely by one or more of its employees or consultants, and the Parties shall jointly own Joint Inventions), except as follows:

(a) All Pharma Inventions and Tocagen Technology Joint Inventions shall be solely owned by Tocagen, and Siemens hereby assigns to Tocagen all right, title and interest in and to all Pharma Inventions and Tocagen Technology Joint Inventions, including all intellectual property rights therein, without additional compensation beyond the payments expressly provided for herein. Tocagen hereby grants to Siemens, subject to the limitations expressly set forth in the last paragraph of Section 6.3, an irrevocable, perpetual, unrestricted, no-cost, non-exclusive license under the Tocagen Technology Joint Inventions with the right for Siemens to grant sublicenses solely in conjunction with the bona fide grant of a license under Siemens intellectual property. Siemens represents and warrants to Tocagen that each employee, agent, consultant and subcontractor of Siemens or any of its Affiliates involved in performing any activities in connection with

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this Agreement is obligated to assign all of his/her/its right, title and interest in and to Pharma Inventions and Tocagen Technology Joint Inventions to Siemens. Siemens shall sign and deliver to Tocagen, and shall cause all such employees, agents, consultants and subcontractors of Siemens and its Affiliates to sign and deliver to Tocagen, all writings and do all such things as may be necessary or appropriate to vest in Tocagen all right, title and interest in and to Pharma Inventions and Tocagen Technology Joint Inventions and to enable Tocagen to file and prosecute such patent applications in any country. Siemens will promptly disclose each Pharma Invention made in whole or in part by Siemens personnel, and each Tocagen Technology Joint Invention, to Tocagen in writing. Tocagen may, in its sole discretion, file and prosecute in its own name and, except to the extent expressly set forth in Section 2.4 in the case of Tocagen Technology Joint Inventions related or directed to Existing Assays, Clinical Assays, Designated Assays, Commercial Products and Approved Products, at its own expense, patent applications claiming or disclosing Pharma Inventions and Tocagen Technology Joint Inventions.

(b) All Diagnostics Joint Inventions shall be owned solely by Siemens, and Tocagen hereby assigns to Siemens all right, title and interest in and to all Diagnostics Joint Inventions, including all intellectual property rights therein. Siemens hereby grants to Tocagen an irrevocable, perpetual, unrestricted, no-cost, non-exclusive license under the Diagnostics Joint Inventions with the right for Tocagen to grant sublicenses solely in conjunction with the bona fide grant of a license under Tocagen Licensed IP or any Pharma Invention. Tocagen represents and warrants to Siemens that each employee, agent, consultant and subcontractor of Tocagen or any of its Affiliates involved in performing any activities in connection with this Agreement is obligated to assign all of his/her/its right, title and interest in and to Diagnostics Joint Inventions to Tocagen. Tocagen shall sign and deliver to Siemens, and shall cause all such employees, agents, consultants and subcontractors of Tocagen and its Affiliates to sign and deliver to Siemens, all writings and do all such things as may be necessary or appropriate to vest in Siemens all right, title and interest in and to Diagnostics Joint Inventions and to enable Siemens to file and prosecute such patent applications in any country. Tocagen will promptly disclose each Diagnostics Joint Invention made in whole or in part by Tocagen personnel to Siemens in writing. Siemens may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications claiming or disclosing Diagnostics Joint Inventions.

(c) The data generated in the Tocagen Trials and the Post-Market Trials shall be owned as provided in Section 4.6.

6.3 Grant to Siemens. Subject to the terms and conditions of this Agreement, Tocagen hereby grants to Siemens during the Term a license under the Tocagen Licensed IP:

(a) on an exclusive (subject to Section 4.9) basis solely to the extent necessary or useful to perform Clinical Assay(s) in the Laboratory, on biological samples taken from Pivotal Trial subjects pursuant to the protocol for such trial, for the purpose of generating data in support of an application for Marketing Approval of Tocagen Product;

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(b) on a non-exclusive basis solely to the extent necessary or useful to perform Siemens’ obligations under the Trial Development Plan and the Commercial Development Plan (including performance of the Laboratory Services) in the Field in the Territory;

(c) subject to Section 7.2(b), on a co-exclusive basis (with Tocagen, its Affiliates and the US Co-Exclusive Diagnostics Partner, if any) solely to the extent necessary or useful to make, have made, use, sell, or offer to sell Approved LDT’s in the Field in the Territory (such activities, collectively, “Commercial Testing”); and

(d) on a non-exclusive basis, solely to the extent necessary or useful to make, have made, use, sell, offer to sell, or distribute Approved IVD Products in the Territory.

The foregoing licenses include the right to sublicense solely to Affiliates of Siemens. Siemens shall at all times be responsible for the compliance of its Affiliates with this Agreement, and any non-compliance by any such Affiliate with this Agreement shall be deemed a breach of this Agreement by Siemens. For the avoidance of doubt, purchasers of Approved IVD Products sold by Siemens or a Siemens Affiliate in accordance with the licenses granted hereunder shall have the right under the Tocagen Licensed IP to use such Approved IVD Products for their intended purpose.

Nothing herein shall grant any rights to Siemens or its Affiliates under Tocagen Licensed IP or Tocagen Technology Joint Inventions to conduct, and Siemens covenants on behalf of itself and its Affiliates not to use any Tocagen Licensed IP or Tocagen Technology Joint Invention for the purpose of conducting, development or commercialization of (i) any in vitro diagnostic assay intended for use as a companion diagnostic with any product containing 5-FC (flucytosine), except for Tocagen Products as expressly set forth herein; or (ii) any in vitro diagnostic assay intended for use as a companion diagnostic with any Tocagen Product outside the Field, except as mutually agreed by the Parties in writing pursuant to Section 5.5(a). Notwithstanding the foregoing, except for actions that may be required to comply with Section 5.2(g), Siemens shall have no obligation to prevent healthcare providers ordering Assay results from making off-label use of such results.

6.4 Grant to Tocagen. Subject to the terms and conditions of this Agreement, Siemens hereby grants to Tocagen:

(a) a non-exclusive license, including the right to sublicense, under the Siemens Licensed IP solely to the extent necessary or useful to develop, make, have made, use, sell, have sold, offer for sale and import Tocagen Products and Other Tocagen Products. The license granted under this Section 6.4(a) shall include the right to sublicense solely in conjunction with the grant of a license under Tocagen-controlled intellectual property to develop, manufacture or commercialize Tocagen Products or Other Tocagen Products;

(b) a non-exclusive license under the Siemens Licensed IP solely to the extent necessary or useful to develop, make, have made, use, sell, offer for sale, and import Assays, Approved Products and in vitro diagnostic products as companion diagnostics for Tocagen Products and Other Tocagen Products outside of the Territory and/or outside the

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Field. The license granted under this Section 6.4(b) shall include the right to sublicense solely in conjunction with the grant of a license under Tocagen Licensed IP or any Pharma Invention; and

(c) subject to, and effective only as set forth in, Section 6.5 hereof, a non-exclusive license under the Siemens Licensed IP solely to the extent necessary or useful to enable Tocagen, its Affiliate and/or the US Co-Exclusive Diagnostics Partner (if any) to exercise the rights granted to Tocagen under Section 6.5. The license granted under this Section 6.4(c) shall include the right to sublicense to the US Co-Exclusive Diagnostics Partner solely in conjunction with the grant of a license under Tocagen Licensed IP or any Pharma Invention.

Nothing herein shall grant any rights to Tocagen to use Siemens Licensed IP to conduct development or commercialization, or authorize a Third Party to conduct development or commercialization, of Assays, Approved Products or in vitro diagnostic products in the Territory except as provided in Sections 6.3(c), 6.5, 6.6 and 9.5.

6.5 Second Testing Site. At any time, Tocagen may, by written notice to Siemens, request that Siemens establish additional CLIA-accredited clinical laboratory testing capability in the Territory for the performance of testing using the Assays used at the Laboratory at a location other than (and reasonably distant from) the Laboratory, either at a facility operated by Siemens or its Affiliate or through subcontracting to a Third Party (in either case, a “Second Site”). If Siemens wishes to establish a Second Site and is willing to commit to having such Second Site ready to perform Assays within an additional […***…] days, Siemens shall so inform Tocagen in writing (such notice, the “Second Site Commitment”) within […***…] days after receipt of such notice from Tocagen. If Siemens so notifies Tocagen, Siemens shall establish such Second Site within such […***…]-day period and thereafter maintain the availability and operability of such Second Site (or an alternative Second Site) thereafter during the Term. If Siemens either fails to deliver the Second Site Commitment by the end of such […***…]-day period, or delivers the Second Site Commitment within such […***…]-day period but fails to have such Second Site ready to perform Assays by the end of such […***…]-day period (subject to extension by mutual written agreement of the Parties), then, in either case, effective upon expiration of the applicable period, Tocagen shall have the right to establish CLIA-accredited clinical laboratory testing capability in the Territory through subcontracting to a single Third Party, selected by Tocagen in its sole discretion (the “US Co-Exclusive Diagnostics Partner”), to offer and perform testing using the Assays necessary for development and/or commercialization of Tocagen Product, including the right to grant the US Co-Exclusive Diagnostics Partner a license under the Tocagen Licensed IP and a sublicense under the Siemens Licensed IP for such purpose.

6.6 Reservation of Rights. Each Party expressly reserves the right to use and license its own intellectual property that is licensed to the other Party under this Article 6 (i.e., the Siemens Licensed IP or Tocagen Licensed IP) for any purpose other than the purpose for which the other Party has expressly been granted an exclusive license under this Article 6. Tocagen expressly reserves: (a) for itself, its Affiliates and, subject to Section 6.5, the US Co-Exclusive Diagnostics Partner (if any), the right to use the Tocagen Licensed IP for the purpose for which Siemens has been granted a co-exclusive license under Section 6.3(c); and (b) subject to

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Section 6.5, for itself and its Affiliates, the right to license the Tocagen Licensed IP to the US Co-Exclusive Diagnostics Partner for such purpose.

7. COMPENSATION.

7.1 Signing Payment. Siemens shall make a non-refundable, non-creditable, lump sum payment to Tocagen of Five Hundred Thousand Dollars ($500,000) (the “Signing Payment”) within […***…] days after the Effective Date.

7.2 Royalties on Approved Products.

(a) Beginning with the First Commercial Sale of an Approved Product, Siemens shall pay royalties to Tocagen at the rate of […***…] percent ([…***…]%) on Net Assay Revenue with respect to Approved LDTs and Net Sales Revenue with respect to Approved IVD Products from the date of such First Commercial Sale until the fifth anniversary of such First Commercial Sale (the “Siemens Royalty Period”); provided that, on an Approved Product-by-Approved Product basis, subject to Section 7.2(b) below:

(i) except as set forth in subparagraph (ii) of this Section 7.2(a), there shall be excluded from the calculation of Net Assay Revenue and Net Sales Revenue any amounts attributable to an Approved Product for which, at the time of sale thereof, an alternative test acceptable and marketed for use as a companion diagnostic with a Tocagen Product in accordance with the approved labeling for the Tocagen Product (an “Alternative Test”) was commercially available in the Territory from a source other than Siemens and its Affiliates (a “Source”); and

(ii) for any portion of the Siemens Royalty Period for an Approved Product during which each Source from which an Alternative Test for such Approved Product is available is commercializing such Alternative Test pursuant to a royalty-bearing license from Tocagen under Tocagen-controlled intellectual property, no exclusion from the calculation of Net Assay Revenue or Net Sales Revenue (as applicable) with respect to such Approved Product shall be made pursuant to subparagraph (i) of this Section 7.2(a), and, instead, the royalty rate applicable to such Net Assay Revenue or Net Sales Revenue with respect to such Approved Product shall be reduced to the lowest rate payable to Tocagen by any Source with respect to sales of such Alternative Test (if lower than […***…]%).

(b) Effective as of the first day upon which Siemens first excludes any amounts attributable to any Approved LDT from the calculation of Net Assay Revenues under Section 7.2(a), the license granted to Siemens under Section 6.3(c) will automatically convert to a non-exclusive license.

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7.3 Royalties on Tocagen Products. Provided that Siemens completed performance of its obligations under the Trial Development Plan and Commercial Development Plan, then beginning with the First Commercial Sale of a Tocagen Product, Tocagen shall pay royalties to Siemens on Net Product Sales of Tocagen Products from the date of such First Commercial Sale until the fifth anniversary of such First Commercial Sale (the “Tocagen Royalty Term”), calculated separately for each of the five one-year periods of the Tocagen Royalty Term (each, a “Tocagen Royalty Year”) as follows: […***…]% of that portion of Net Product Sales in a Tocagen Royalty Year up to US $[…***…]. […***…] shall be due with respect to that portion of Net Product Sales in any Tocagen Royalty Year that are in excess of US $[…***…].

7.4 No Deductions. Except as specifically provided in this Agreement, it is understood and agreed that there shall be no deductions from the royalties payable under this Agreement.

7.5 Required Third Party Payments. If, after the Effective Date and during the Term, Siemens obtains a license under issued Third Party patents which Siemens reasonably determines upon the advice of patent counsel would, in the absence of such license, be infringed by performance of an Approved LDT in the Territory or sale of an Approved IVD Product in the Territory, then Siemens may offset […***…] percent ([…***…]%) of the royalties actually paid to such Third Party under such patent license with respect to sales of such Approved LDT or Approved IVD Product, as applicable, in the Territory against the royalties due Tocagen under Section 7.2 with respect to the particular Approved Product; provided that royalties payable under license agreement to which Siemens is a party as of the Effective Date shall not be deductible hereunder; and provided, further, that in no event shall the royalty payable by Siemens to Tocagen pursuant to Section 7.2 with respect to such Approved Product be reduced by more than […***…] percent ([…***…]%) in any calendar quarter as a result of any and all such offsets in the aggregate. Upon Tocagen’s request, Siemens shall deliver to Tocagen a true and complete copy of any such Third Party license agreement, provided that Siemens may redact from such copy any confidential or proprietary information that is not necessary for Tocagen to verify the calculation of royalties payable to Tocagen hereunder.

7.6 Royalties Payable Only Once. The obligation to pay royalties is imposed only once with respect to the same unit of a Product. Sales of Products between a Party and its Affiliates or permitted sublicensees, or among such Affiliates and permitted sublicensees, for resale shall not be considered in calculating Net Product Sales or Net Assay Revenue (as applicable), and only the subsequent resale of such Products to Third Parties shall be considered in the calculation of Net Product Sales or Net Assay Revenue (as applicable).

7.7 Royalty Reports and Accounting.

(a) Royalty Reports; Royalty Payments. The Party owing royalties under Section 7.2 or 7.3, as applicable (the “Paying Party”), shall deliver to the other Party (the “Payee”), within […***…] days after the end of each calendar quarter, reasonably detailed written accountings of the Paying Party’s Net Product Sales and/or Net Assay Revenue, as applicable (in each case, the “Net Amount”) during such calendar quarter. Such quarterly reports shall indicate the Net Amount (on a Product-by-Product basis),

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and the resulting calculation of royalties. The Parties acknowledge that if both Parties have incurred royalty obligations during a calendar quarter, then, after each party has had a reasonable opportunity to review the other party’s written report of gross sales and Net Amounts for such quarter, the Parties may mutually agree to have the Paying Party owing the greater amount of royalties during such calendar quarter remit a net payment of the difference between the two royalty amounts rather than requiring both Parties to make separate payments. Gross sales, Net Amounts and applicable royalties payable shall be expressed in United States Dollars.

(b) Audits. The Paying Party shall keep, and shall require its Affiliates and sublicensees to keep, complete and accurate records of the latest […***…] of sales on which royalties are payable. For the sole purpose of verifying royalties payable to the Payee, the Payee shall have the right no more than once during any […***…] period to retain an independent certified public accountant selected by the Payee and reasonably acceptable to the Paying Party, to review such records in the location(s) where such records are maintained by the Paying Party, its Affiliates or its sublicensees upon reasonable notice and during regular business hours and under obligations of confidence. Results of such review shall be made available promptly to both the Payee and the Paying Party. If the review reflects an underpayment of royalties to the Payee, such underpayment shall be promptly remitted to the Payee, together with interest calculated in the manner provided in Section 7.8. If the underpayment is equal to or greater than […***…] percent ([…***…]%) of the royalty amount that was due, the Paying Party shall pay all of the reasonable and documented costs of such review. If the review reflects an overpayment of royalties to the Payee, the amount of such overpayment shall be credited against future royalties owned by the Paying Party to the Payee, or, if the determination is made after the end of the period during which royalties are payable by the Paying Party, the amount of the overpayment shall be refunded to the Paying within […***…] days after the date of determination.

7.8 Late Payments. The Paying Party shall pay interest to the Payee on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum that is equal to the thirty-day US Dollar London Interbank Offering Rate of interest, as reported by The Wall Street Journal as of the date payment is due, plus […***…] percent ([…***…]%), but not to exceed the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.

7.9 Tax Withholding. The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to the Payee hereunder. Notwithstanding such efforts, if the Paying Party concludes that tax withholdings under the laws of any country are required with respect to payments to the Payee, the Paying Party shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, the Paying Party shall promptly provide the Payee with original receipts or other evidence reasonably desirable and sufficient to allow the Payee to document such tax withholdings adequately for purposes of tax filings, including claiming foreign tax credits and similar benefits.

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7.10 Right of Recoupment. In the event that a court of competent jurisdiction awards damages to a Party for breach of this Agreement by the other Party, which award (or the judgment upon which the award is based) is either not appealable or not appealed within the time permitted for appeal, and the other Party fails to satisfy such award, in whole or in part, within the time permitted for payment, such Party shall be entitled to recoup the amount of such damages award (or the unpaid portion thereof, as applicable) out of the royalties payable by such Party to the other Party pursuant to this Article 7.

8. PUBLICATION. Each Party to this Agreement recognizes that the publication of papers regarding results of development of Assays under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information and to preserve patentability of inventions. Accordingly, all publications that relate to Assays developed under this Agreement shall be subject to the prior written approval of the non-publishing Party. A publishing Party shall therefore furnish the non-publishing Party with a copy of any proposed publication or presentation and allow such non-publishing Party at least […***…] days for review and comment prior to submission or presentation. Such non-publishing Party shall review any such material and give its comments to the publishing Party within […***…] days of the delivery of such material to such non-publishing Party. With respect to oral presentation materials and abstracts, the non-publishing Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing Party with appropriate comments, if any, but in no event later than […***…] days from the date of delivery to the non-publishing Party. The publishing Party shall comply with the non-publishing Party’s request to delete references to the non-publishing Party’s Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional […***…] days for the purpose of preparing and filing appropriate patent applications. Notwithstanding the foregoing, if Tocagen proposes a publication that includes results of development of Assays under this Agreement, as well as other data or results of development of a Tocagen Product and/or Other Tocagen Product, Tocagen will not be obligated to consider Siemens’ comments with respect to that portion of such proposed publication that does not relate to results of development of Assays under this Agreement.

9. TERM AND TERMINATION.

9.1 Term. This Agreement shall be effective as of the Effective Date and shall continue until the expiration of all payment obligations under this Agreement (the “Term”). Notwithstanding the foregoing, the Parties may elect to extend the Term of this Agreement by mutual written agreement prior to the expiration of the then current Term. Notwithstanding anything herein to the contrary, this Agreement is also subject to termination by mutual agreement of the Parties or pursuant to Sections 9.2, 9.3 and 9.4 below.

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9.2 Termination by Either Party.

(a) Either Party may terminate this Agreement if such terminating Party is not in material breach of this Agreement and if the other Party shall have materially breached this Agreement and failed to cure the material breach within forty-five (45) days after receiving notice of the material breach from the terminating Party.

(b) Either Party shall have the right to terminate this Agreement effective immediately in the event the other Party files a voluntary petition in bankruptcy, is adjudicated as bankrupt or insolvent after all appeals are exhausted, makes a general assignment for the benefit of creditors or fails to discharge or have dismissed within sixty (60) days an involuntary petition in bankruptcy filed against it.

(c) Either Party may also terminate this Agreement as expressly permitted by Section 4.4.

9.3 Termination by Siemens. Siemens shall have the right, in its sole discretion, to terminate this Agreement for any reason or for no reason upon ninety (90) days prior written notice to Tocagen, provided that, notwithstanding such termination, Siemens shall continue to provide the Laboratory Services for any Tocagen Trial the protocol for which has been submitted to FDA until the conclusion of such Pre-Approval Trial.

9.4 Termination by Tocagen.

(a) In the event that Siemens fails to provide Tocagen with use of one or more satisfactory Clinical Assays for the performance of the Pivotal Trial on or before July 1, 2012, Tocagen shall give written notice to Siemens specifying the causes for its dissatisfaction. If Siemens shall not have remedied any reasonable cause of Tocagen’s dissatisfaction within forty-five (45) days after receipt of such notice, Tocagen shall have the right to terminate this Agreement immediately upon written notice to Siemens.

(b) If Siemens has not committed to a definitive plan for the activities specified in Sections 5.2(d), 5.2(e) and 5.2(g) by July 1, 2012, Tocagen shall have the right to terminate this Agreement at any time thereafter upon thirty (30) days prior written notice to Siemens, unless Siemens makes such commitment prior to the expiration of such thirty (30) day period. Notwithstanding such termination, Siemens shall continue to provide the Laboratory Services for any Tocagen Trial the protocol for which has been submitted to FDA until the conclusion of such Pre-Approval Trial.

9.5 Consequences of Expiration or Certain Terminations.

(a) If this Agreement expires, or if this Agreement is terminated by Tocagen pursuant to Section 9.2(a), Section 9.2(c) or Section 9.4, or by Siemens pursuant to Section 9.3, the restriction in the license granted pursuant to Section 6.4(b) to activities outside of the Territory shall terminate, and Tocagen shall have the right to pursue development and commercialization of companion diagnostics for the Tocagen Products with one or more other partners in the Territory, and to grant to such other partner(s) sublicenses of Tocagen’s rights under Section 6.4(b). In addition, in any of such cases,

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Siemens shall use Commercially Reasonable Efforts, similar to the level of effort used by Tocagen to transfer the Existing Assays to Siemens, to transfer to Tocagen or Tocagen’s designee sufficient information to enable Tocagen or its designee to perform the activities that would have been required under this Agreement to be performed by Siemens had such termination not occurred.

(b) If this Agreement is terminated by Siemens pursuant to Section 9.2(a), the licenses granted to Siemens under Sections 6.3(b), 6.3(c) and 6.3(d) shall survive such termination and shall become non-exclusive, perpetual and irrevocable, provided that Siemens shall have the right to terminate any such license at any time upon written notice to Tocagen.

(c) If this Agreement is terminated by either party pursuant to Section 4.4, by Siemens pursuant to Section 9.3 or by Tocagen pursuant to Section 9.4, for a minimum of forty-five (45) days after the later of (i) the termination date or (ii) completion of any required post-termination Laboratory Services and delivery to Tocagen or its designee of all results thereof, Siemens shall retain, and shall not destroy, any stocks of qualified reagents for the Assays that remain as of Siemens’ completion of such Laboratory Services, and, upon Tocagen’s request made at any time during such 45-day period, Siemens shall deliver such remaining stocks to Tocagen, provided that Tocagen shall have executed documentation reasonably satisfactory to Siemens acknowledging that the use of such reagents is restricted to investigational use pursuant to a Tocagen IND, and any other use permitted by, and in compliance with, applicable laws, regulatory guidelines and regulatory approvals.

9.6 Rights in Bankruptcy. All rights and licenses granted under or pursuant to Article 6 of this Agreement by either Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the applicable licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (the “Bankrupt Party”) under the United States Bankruptcy Code, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Bankrupt Party, upon written request therefor by the other Party.

9.7 Survival. The expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The rights and obligations contained in the terms of this Agreement, which by their intent or meaning have validity beyond the term of this Agreement, shall survive the termination or expiration of this Agreement, which shall include, without limitation, Sections 4.2 (second sentence), 4.5, 4.6, 4.7, 4.8, 4.10, 6.1, 6.2, 6.4, 6.5, 6.6, 7.7, 7.8, 7.9, 9.3, 9.4, 9.5, 9.6, 9.7 and 11.3 and Articles 1, 8, 10, 12 and 13.

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10. CONFIDENTIAL INFORMATION.

10.1 Disclosure. Each Party (the “Receiving Party”) shall retain Confidential Information disclosed to it by the other Party (the “Disclosing Party”) in strict confidence and shall not, directly or indirectly, publish or disclose it to any Third Party, or use the Confidential Information of the Disclosing Party for any purpose other than the purposes of this Agreement without the prior written consent of the Disclosing Party. The Receiving Party agrees it shall not communicate Confidential Information of the Disclosing Party except to its Affiliates, employees, advisors, representatives and contractors who have a need to know it. Each Party shall ensure that any Affiliates, employees, advisors, representatives or contractors who are placed in a position to learn Confidential Information will have been previously made aware of the terms of this Agreement, have employment agreements or other agreements obligating them to keep such information confidential consistent with the terms of this Agreement and each Party shall indemnify the other Party against the misuse of such Confidential Information by its Affiliates, employees, advisors, representatives or contractors.

10.2 Exceptions.

(a) The obligations of confidentiality and nondisclosure shall not apply to Confidential Information which the Receiving Party can demonstrate by competent evidence (i) at the time of disclosure is in the public domain; (ii) after disclosure becomes part of the public domain through no act or omission by the Receiving Party; (iii) was in the possession of the Receiving Party prior to disclosure or development under this Agreement; (iv) is rightly received by the Receiving Party, without obligation of secrecy, from a Third Party who was entitled to receive and transfer such; or (v) is independently developed by employees of the Receiving Party without reference to Confidential Information of the Disclosing Party.

(b) The Receiving Party shall also be entitled to disclose the Disclosing Party’s Confidential Information: (i) that is required to be disclosed by applicable laws or regulations (including, without limitation, to comply with Securities and Exchange Commission, in accordance with generally accepted accounting principles, or stock exchange disclosure requirements) or by order of any governmental body or a court of competent jurisdiction; (ii) to regulatory authorities for the purpose of seeking regulatory approval of a Tocagen Product in the case of Tocagen or a Commercial Product in the case of Siemens; (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement; (iv) as may be necessary to Third Parties in connection with business transactions with the Parties, provided, that such Third Parties shall be bound by a confidentiality agreement obligating them to keep such information confidential consistent with the terms of this Agreement; and (v) as may be required otherwise, provided that the Receiving Party gives the Disclosing Party an outline of the material to be disclosed and the Disclosing Party shall consent to such disclosure; provided, that the Receiving Party required to disclose such information shall use Commercially Reasonable Efforts to obtain confidential treatment of such information by the agency or court or other disclosee to the maximum permitted extent under law, and that, in the case of disclosures under (i) shall provide the Disclosing Party with a copy of the proposed disclosure in sufficient time to allow reasonable opportunity to comment or institute legal action to prevent disclosure thereon.

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10.3 Public Statements and Press Releases. The Parties covenant and agree that, except as provided for below, each will not from the Effective Date make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated hereby, without the prior written consent of the other Party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or disclosures which a Party is required by law or regulations to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the Party so required to do so by law shall not constitute a breach of this Agreement if the Party shall have given, to the extent reasonably possible, not less than […***…] calendar days prior notice to the other Party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other Party. No Party shall use the name of the other Party or any of its Affiliates for advertising or promotional purposes without the prior written consent of such other Party unless required by applicable law or regulation.

10.4 Termination. Termination of this Agreement or any other agreement between Tocagen and Siemens shall not affect the secrecy and restrictions on use obligations under Section 10.1 hereof which shall survive such termination for a period of five (5) years. Upon termination of this Agreement, the receiving Party shall return to the disclosing Party or destroy any Confidential Information in tangible form in its possession, except that the receiving Party shall not destroy Confidential Information required to be retained in order to comply with applicable law, rule or regulation.

10.5 Superseded Documents. This Agreement shall supersede the Non-Disclosure Agreement dated October 8, 2010, and the Terms Sheet dated August 5, 2011, between the Parties and such Non-Disclosure Agreement and Terms Sheet shall each be terminated upon the Effective Date of this Agreement. Each Party’s obligations of confidentiality and nonuse of information under such Non-Disclosure Agreement and Terms Sheet shall continue with respect to confidential information disclosed prior to its termination.

11. REPRESENTATIONS AND WARRANTIES.

11.1 Representations and Warranties of Tocagen. As of the Effective Date, Tocagen hereby represents and warrants to Siemens as follows:

(a) Tocagen is (i) a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (iii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Tocagen, and constitutes a legal, valid, binding obligation, enforceable against Tocagen in accordance with its terms.

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(b) All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by Tocagen in connection with the execution, delivery and performance of this Agreement have been and shall be obtained to the extent possible through the exercise of Commercially Reasonable Efforts.

(c) Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of Tocagen’s obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations or any of the terms of its certificate of incorporation or by-laws or other governing document, and (ii) do not and shall not conflict with, violate or breach or constitute a default or require any consent under any contractual obligation of Tocagen.

(d) All employees and consultants of Tocagen who are expected to participate in the performance of the activities contemplated by this Agreement are subject to Tocagen company policy and written agreements regarding proprietary information, assignment of intellectual property and inventions, confidentiality and non-use of information.

(e) Neither it nor any of its employees (i) have been debarred by the FDA from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992; or (ii) have been excluded from participation in Medicaid, Medicare or other federal or state health insurance programs, nor has it or any of its employees been sanctioned in any way by federal or state health care programs. If any such programs initiate action to exclude or sanction, written notice shall be sent to Siemens within […***…] days of receipt of notice of such action.

11.2 Representations and Warranties of Siemens. As of the Effective Date, Siemens hereby represents and warrants to Tocagen as follows:

(a) Siemens is (i) a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized, (ii) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (iii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Siemens, and constitutes a legal, valid, binding obligation, enforceable against Siemens in accordance with its terms.

(b) All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by Siemens in connection with the execution, delivery and performance of this Agreement have been and shall be obtained to the extent possible through the exercise of Commercially Reasonable Efforts.

(c) Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of Siemens’s obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations or any of the terms of its certificate of incorporation or by-laws, and (ii) do not and shall not

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conflict with, violate or breach or constitute a default or require any consent under any contractual obligation of Siemens.

(d) All employees and consultants of Siemens who are expected to participate in the performance of the activities contemplated by this Agreement are subject to Siemens company policy and written agreements regarding proprietary information, assignment of intellectual property and inventions, confidentiality and non-use of information.

(e) Neither it nor any of its employees (i) have been debarred by the FDA from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992; or (ii) have been excluded from participation in Medicaid, Medicare or other federal or state health insurance programs, nor has it or any of its employees been sanctioned in any way by federal or state health care programs. If any such programs initiate action to exclude or sanction, written notice shall be sent to Tocagen within […***…] days of receipt of notice of such action.

(f) The Laboratory Services and Commercial Testing performed by Siemens under this Agreement will be performed by qualified personnel in a professional manner, in compliance with the Trial Development Plan or Commercial Development Plan, as applicable, and all applicable current government regulatory requirements concerning Good Laboratory Practices and Good Clinical Practices appropriate to the performance of the Laboratory Services and Commercial Testing.

(g) In performing all Laboratory Services and Commercial Testing under this Agreement, Siemens will operate the Facility at Bio Safety Level 2 (BSL-2) or higher.

11.3 Warranty Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 11, NEITHER PARTY MAKES ANY OTHER WARRANTY, EXPRESS, IMPLIED OR STATUTORY TO THE OTHER PARTY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

12. INDEMNIFICATION & LIMITATION OF LIABILITY

12.1 Indemnification of Siemens. Tocagen shall save, defend, indemnify and hold harmless Siemens, its officers, agents, parent companies, advisors, employees and permitted assigns (“Siemens Indemnitees”), from and against any and all loss, damage, liability, cost, or expense, including reasonable attorneys’ fees and expenses of litigation (“Losses”) to which any Siemens Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any independent Third Party to the extent arising from any negligent action or omission or willful misconduct of a Tocagen Indemnitee or Tocagen’s material breach of any representation, warranty, covenant or agreement hereunder, except to the extent that such Losses arise out of or result from the negligence or misconduct of any Siemens Indemnitee or material

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breach by Siemens of any representation, warranty, covenant or agreement made by it under this Agreement.

12.2 Indemnification of Tocagen. Siemens shall save, defend, indemnify and hold harmless Tocagen, its officers, agents, parent companies, advisors, employees, and permitted assigns (“Tocagen Indemnitees”), from and against any and all Losses to which any such Tocagen Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any independent Third Party to the extent arising from any negligent action or omission or willful misconduct of a Siemens Indemnitee or Siemens’ material breach of any representation, warranty, covenant or agreement hereunder, except to the extent that such Losses arise out of or result from the negligence or misconduct of any Tocagen Indemnitee or material breach by Tocagen of any representation, warranty, covenant or agreement made by it under this Agreement.

12.3 Procedure. A Party that intends to seek indemnification under this Article 12 (such Party hereinafter referred to as the “Indemnitee”) with respect to a claim, demand, action or other proceeding brought against such Indemnitee by a Third Party (such claim hereinafter referred to as a “Third Party Claim”), shall promptly give written notice thereof to the Party from whom indemnification is sought (such other Party hereinafter referred to as the “Indemnitor”) within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure in its defense or settlement of such Third Party Claim. Following receipt of such written notice, the Indemnitor’s agreement to save, defend, indemnify and hold the Indemnitee harmless is conditioned upon the Indemnitee: (a) permitting the Indemnitor to assume full responsibility and authority to investigate, prepare for and defend against any such claim or demand; (b) assisting the Indemnitor, at the Indemnitor’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (c) not compromising or settling such claim or demand without the Indemnitor’s written consent.

12.4 EXCEPT IN THE EVENT OF A BREACH OF ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE, WHETHER IN CONTRACT, TORT, WARRANTY, OR UNDER ANY STATUTE (INCLUDING WITHOUT LIMITATION ANY TRADE PRACTICE UNFAIR COMPETITION OR OTHER STATUTE OR REGULATION OF SIMILAR IMPORT), OR ON ANY OTHER BASIS, FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, MULTIPLE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH ANY ASPECT OF THIS AGREEMENT OR THE BREACH THEREOF, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES ARISING FROM OR RELATED TO LOSS OF USE, LOSS OF DATA, DOWNTIME, OR FOR LOSS OF REVENUE, PROFITS, GOODWILL, BUSINESS OR OTHER FINANCIAL LOSS; provided, however, that this Section 12.4 shall not be construed to limit either Party’s indemnification obligations with respect to Third Party claims under Section 12.1 or 12.2, as applicable.

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13. GENERAL TERMS AND CONDITIONS.

13.1 Applicable Law and Jurisdiction. This Agreement is acknowledged to have been made in and shall be construed, governed, interpreted and applied in accordance with the laws of the State of California, without giving effect to its conflict of laws provisions. Any disputes under this Agreement shall be subject to the exclusive jurisdiction and venue of state courts and the Federal courts located in Los Angeles County, California, and the Parties hereby consent to the personal and exclusive jurisdiction and venue of these courts. Notwithstanding the foregoing provisions of this Section 13.1, nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from any court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm or to resolve disputes pertaining to the validity, construction, scope, enforceability or infringement of any patent. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL FOR ALL DISPUTES HEREUNDER.

13.2 No Waiver. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

13.3 Assignment. Except as expressly provided herein, neither Party may assign any of its rights or delegate any of its duties pursuant to this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent shall not be required for an assignment to an Affiliate or to any Third Party that assumes ownership or control of all or substantially all of the assigning Party’s business to which this Agreement relates, whether by merger, sale of stock, license or sale of assets or otherwise; provided that such assignment shall not release the assignor of its obligations and liabilities hereunder, and provided, further, that neither Party shall transfer ownership or control of its business to which this Agreement relates or any intellectual property licensed to the other Party hereunder, unless the transferee assumes in writing the obligations of the transferor hereunder.

13.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions will continue in full force and effect, and the Parties will substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

13.5 Force Majeure. Neither Party will be charged with any liability for delay in performance of an obligation under this Agreement (other than payment of amounts invoiced) when due to any act of God, war, riot, fire, explosion, or compliance in good faith with any governmental law, regulation or order. The Party affected will give written notice to the other Party of any material delay due to such causes and shall use all Commercially Reasonable Efforts to minimize the loss or inconvenience suffered by both Parties. Both Parties shall cooperate in good faith in order to minimize such loss and inconvenience and to reach an agreement as to how to proceed.

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13.6 No License. No right or license under any patent or other proprietary right is granted by either Party under this Agreement, except as specifically and expressly set forth herein.

13.7 Independent Contractor. Nothing contained in this Agreement shall be deemed to constitute a partnership or joint venture between Siemens and Tocagen, or to constitute one as the agent of the other. Both Parties shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either Party the power or authority, express or implied, to act for, bind, or commit the other Party.

13.8 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

13.9 Entire Agreement. The Parties acknowledge that this Agreement sets forth the entire Agreement and understanding, commitment and undertaking (oral or written) of the Parties as to the subject matter hereof. Each Party acknowledges that in deciding to enter into this Agreement and to consummate the transactions contemplated hereby it has not relied upon any statements, promises or representations, written or oral, express or implied, other than those explicitly set forth in this Agreement. This Agreement may be amended only by a written document signed by the Chief Executive Officer or Chief Financial Officer of Tocagen and the Chief Executive Officer or Chief Financial Officer of Siemens or Siemens MM Business Unit.

13.10 Notices. Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by facsimile on such date, with paper copy being sent by first class mail, postage prepaid, or by next day express delivery service, addressed to it at its address below (or such address as it shall designate by written notice given to the other Party).

In the case of Siemens:

Siemens Healthcare Diagnostics Inc.

725 Potter Street

Berkeley, CA 94710

Attention: CEO, Siemens Molecular & Microbiology

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with copies to:

Siemens Healthcare Diagnostics Inc.

511 Benedict Avenue

Tarrytown, NY 10591

Attention: General Counsel

In the case of Tocagen:

Tocagen Inc.

3030 Bunker Hill Street, Suite 230

San Diego, CA 92109

Attention: Chief Executive Officer

with a copy to:

Tocagen Inc.

3030 Bunker Hill Street, Suite 230

San Diego, CA 92109

Attention: Chief Financial Officer

13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

SIEMENS HEALTHCARE DIAGNOSTICS INC.		TOCAGEN INC.

By:	/s/ Michael Reitermann	By:	/s/ Harry Gruber
Name:	Michael Reitermann	Name:	Harry Gruber
Title:	CEO	Title:	CEO

By:	/s/ Wolfgang Wrumnig
Name:	Wolfgang Wrumnig
Title:	CFO

List of Schedules

Schedule 1.19	Existing Assays
Schedule 2.2	Subjects for Program Meetings
Schedule 3.3(f)	Assay Materials
Schedule 4.1	Number of Tests
Schedule 4.10	Form of Letter Authorizing Cross-Referencing

Exhibit A	Siemens Clinical Laboratory (SCL) Technology Transfer Program

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SCHEDULE 1.19

EXISTING ASSAYS

Assay	Report		SOP
[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
[…***…]
[…***…]
	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
[…***…]
[…***…]
	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
[…***…]
[…***…]
	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]

Notwithstanding the biological specimen type(s) (e.g., plasma, urine, whole blood) specified in the above table with respect to each listed assay, for purposes of the definition of “Existing Assays” under the Agreement, each such listed assay applies to all biological specimen types, whether or not listed above.

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SCHEDULE 2.2

SUBJECTS FOR PROGRAM MEETINGS

[…***…]

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SCHEDULE 3.3(F)

ASSAY MATERIALS

Reagents associated with Human Safety Testing

Reagent	Associate assay	Manufacturer	Protocol	Stability supported?	Document lead time
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

[...***...]
[...***...]
[...***...]
[...***...]
[...***...]

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SCHEDULE 4.1

NUMBER OF TESTS

Tocagen Study	# Pts	Est. timeframe	Clinical Assay Type			Totals
			PCR	Elisa	HPLC
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]		[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]		[…***…]	[…***…]	[…***…]

HPLC may include various detection techniques, such as mass spectrometry.

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SCHEDULE 4.10

FORM OF LETTER AUTHORIZING CROSS-REFERENCING

[Siemens letterhead]

[Date]

[To be addressed to applicable FDA center/division/office holding Tocagen regulatory submission]1

RE:	Right of Reference to [identify Siemens regulatory submission]

Dear Sir/Madam:

Siemens Healthcare Diagnostics, Inc., the sponsor of [Siemens regulatory submission], has granted Tocagen Inc. and its successors and assigns, the right to reference and rely upon all information and data contained in [Siemens regulatory submission] in support of Tocagen’s [identify Tocagen regulatory submission].

By this letter, Siemens hereby authorizes the Food and Drug Administration to cross-reference Siemens’ [Siemens regulatory submission] in its review of Tocagen’s [identify Tocagen regulatory submission] for the purpose described above.

Please contact [name and telephone number] if you have you any questions regarding this right of reference.

Sincerely,

[Siemens signatory]

cc:	[Name], [Title]

Tocagen Inc.

3030 Bunker Hill Street, Suite 230

San Diego, CA 92109

[1]	If any such letter is to be delivered to a regulatory authority other than the FDA (e.g., outside the Territory), the parties acknowledge that appropriate modifications to this form will be necessary.

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Exhibit A

Siemens Clinical Laboratory (SCL) Technology Transfer Program

[…***…]

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[…***…]

***Confidential Treatment Requested

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